Exhibit 99.1
NORTHERN OIL AND GAS ANNOUNCES PRICING OF
PRIVATE OFFERING OF ADDITIONAL 8.125% SENIOR NOTES DUE 2028

MINNEAPOLIS--(BUSINESS WIRE)--November 9, 2021-- Northern Oil and Gas, Inc. (NYSE American: NOG) (the “Company”) today announced that it has priced a private placement (the “Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers, of $200.0 million in aggregate principal amount of additional 8.125% senior notes due 2028 (the “Additional Notes”) at an offering price equal to 106.75% of par, plus accrued interest from September 1, 2021, representing a yield to worst of 6.31%. The Additional Notes will be issued under the same indenture as the notes issued by the Company on February 18, 2021 (the “Existing Notes”) and will form a part of the same series of notes as the Existing Notes. The Offering is expected to close on November 15, 2021, subject to the satisfaction of customary closing conditions.
The Company intends to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under its revolving credit facility.
The Additional Notes will not be registered under the Securities Act or under any state or other securities laws, and the Additional Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.
The Additional Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.
This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
ABOUT NORTHERN OIL AND GAS
Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the premier basins within the United States.
SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts included in this press release, are forward-looking statements, including, but not limited to, statements regarding the expected closing date of the Offering and the anticipated use of the net proceeds from the Offering. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on the Company’s properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, the Company’s ability to acquire additional development opportunities, changes in the Company’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the Company’s ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, the Company’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

Additional information concerning potential factors that could affect future financial results is included in the section entitled “Item 1A. Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause the Company’s actual results to differ from those set forth in the forward-looking statements.
The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.
CONTACT:
Mike Kelly, CFA
Chief Strategy Officer
(952) 476-9800
ir@northernoil.com